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                                                                   EXHIBIT 23.2


                    INDEPENDENT AUDITOR'S CONSENT



The Board of Directors and Shareholders
To Great Lakes Aviation, Ltd.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ KPMG LLP
                                         KPMG LLP


Des Moines, Iowa
May 30, 2000